Exhibit 5.1

August 7, 2025

Westwater Resources, Inc.

6950 South Potomac Street

Suite 300

Centennial, Colorado 80112

Ladies and Gentlemen:

We have acted as counsel to Westwater Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Act”), related to the Company’s registration statement on Form S-3 (Registration No. 333-280685) filed with the Commission under the Act on July 3, 2024, and Pre-Effective Amendment No.1 thereto, filed with the Commission on August 26, 2024 (the “Registration Statement” and the base prospectus that was contained in the Registration Statement when it was filed is hereinafter referred to as the “Base Prospectus”) and declared effective by the Commission on August 29, 2024. The Prospectus Supplement relates to the issuance by the Company of up to $5,000,000 of aggregate principal amount of the Series B-1 Convertible Notes due 2027 ( the “Notes”) and the shares of common stock, $0.001 par value per share of the Company initially issuable upon conversion of the Notes (the “Conversion Shares” and together with the Notes, the “Securities”), to be issued pursuant to the Registration Statement and the Prospectus Supplement. All of the Conversion Shares are to be sold by the Company pursuant to the Securities Purchase Agreement, dated August 7, 2025, between the Company and each of the investors listed on the Schedule of Buyers attached thereto (the “Sales Agreement”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Conversion Shares.

As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware General Corporation Law (the “DGCL”), corporate records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinion set forth below, including, but not limited to:

1.            the Registration Statement, including the Base Prospectus and Prospectus Supplement;

2.            the Sales Agreement;

Location	Mailing Address P.O. Box 8749 Denver, CO 80201-8749	Contact
555 17th Street, Suite 3200 Denver, CO 80202-3921		p: 303.295.8000 | f: 303.295.8261 www.hollandhart.com

Holland & Hart LLP Anchorage Aspen Billings Boise Boulder Cheyenne Denver Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

Westwater Resources, Inc. August 7, 2025 Page 2

3.            the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on May 6, 2004, as amended by the Certificate of Amendment filed April 4, 2006, the Certificate of Amendment filed January 22, 2013, the Certificate of Amendment filed March 7, 2016, the Certificate of Amendment filed August 16, 2017, the Certificate of Amendment filed April 18, 2019, and the Certificate of Amendment filed May 31, 2024, and certified by the Secretary of State of the State of Delaware;

4.            the Amended and Restated Bylaws of the Company, effective as of March 18, 2024 (the “Bylaws”), certified by the Corporate Secretary of the Company as being in full force and effect on the date hereof; and

5.            resolutions, minutes of meetings, and corporate records of actions taken by the Board of Directors of the Company (the “Board”) and committees thereof, as furnished and certified to us by the Company.

In making our examination, we have assumed (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing in a representative capacity any document reviewed by us had legal capacity to sign in such capacity; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Prospectus and the organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinion rendered herein; and (viii) the accuracy, completeness and authenticity of certificates of public officials.

In connection with the opinion hereinafter expressed, we have also assumed that: (i) the Conversion Shares will be issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (ii) all corporate or other action taken or required to be taken by the Company to duly authorize the issuance of the Conversion Shares in the manner stated in the Registration Statement and the Prospectus Supplement shall have been taken and remain in full force and effect.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that, when (i) the Prospectus Supplement has been delivered and filed as required by applicable law; (ii) the Board has taken all necessary corporate action to authorize the issuance of the Notes and the Conversion Shares and related matters; and (iii) the Notes have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and the Prospectus, then (a) the Notes will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (b) the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

Westwater Resources, Inc. August 7, 2025 Page 3

Our opinion set forth above in clause (a) above is subject to and limited by the effect of (i) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

The opinion expressed herein is limited solely and in all respects to the DGCL and the federal laws of the United States of America that, in our experience, are applicable to transactions of the type contemplated by the Sales Agreement, and we express no opinion as to the laws of any other jurisdiction. We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinion expressed herein is given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on August 7, 2025. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP